UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2015

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 900
Arlington, Virginia 22203
(Address of principal executive offices, including zip code)
(703) 522-1315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to By-Laws
On November 25, 2015, the Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”) adopted amendments to the By-Laws (the “By-Laws”) of the Company, effective November 25, 2015 to allow stockholders to call a special meeting of stockholders and to provide for proxy access.
At AES’ 2015 annual meeting of stockholders, a majority of stockholders voting supported: (a) a non-binding management proposal to allow stockholders to request that the Company call a special meeting of stockholders and (b) a non-binding stockholder proposal requesting that the Board provide for proxy access.   After AES’ 2015 annual meeting of stockholders, the Company engaged in discussions regarding proxy access and special meetings with a number of its largest stockholders that together held over 40% of its outstanding stock. This allowed the Company to gain valuable feedback from its stockholders regarding special meetings and proxy access, including their input on particular parameters that AES’ stockholders view as appropriate for these types of bylaw provisions. Based on the voting results on the two proposals at the 2015 annual meeting and the feedback received from AES’ stockholders during the engagement process, the Board implemented terms for AES which it believes will provide meaningful special meeting and proxy access rights for stockholders while furthering the long-term interests of AES and its stockholders and limiting the potential for abuse.
Sections 9.01 and 9.02 have been amended to provide that a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company's outstanding shares of common stock continuously for at least three years may nominate and include in the Company's proxy materials directors constituting up to 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.  Section 2.04 has been amended to provide that stockholders who own at least 25% of the Company’s outstanding shares of common stock and satisfy other requirements may have the Company call a special meeting of stockholders.
In connection with adopting these provisions, the Board also amended the By-Laws to conform the informational requirements for stockholders introducing nominations or proposing business at annual meetings or for action by written consent; to provide for plurality voting in the context of contested elections; and to make additional clarifying, conforming or technical amendments.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the By-Laws filed as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of The AES Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: December 1, 2015	By:	/s/ Zafar A. Hasan
Vice President and Chief Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of The AES Corporation